Exhibit 1.1

EXECUTION VERSION

NATIONAL HEALTH INVESTORS, INC.

(a Maryland corporation)

$175,000,000

3.25% Convertible Senior Notes due 2021

UNDERWRITING AGREEMENT

Dated: March 19, 2014

NATIONAL HEALTH INVESTORS, INC.

(a Maryland corporation)

$175,000,000

3.25% Convertible Senior Notes due 2021

UNDERWRITING AGREEMENT

March 19, 2014

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10170

As Representatives of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

National Health Investors, Inc., a Maryland corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities LLC (“J.P. Morgan”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and J.P. Morgan are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $175,000,000 aggregate principal amount of its 3.25% Convertible Senior Notes due 2021 (the “Initial Securities”). The Company also proposes to grant to the Underwriters, acting severally and not jointly, an option to purchase up to an additional $25,000,000 aggregate principal amount of its 3.25% Convertible Senior Notes due 2021 (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities are to be issued under an indenture (the “Base Indenture”), dated as of March 25, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, to be dated March 25, 2014, between the Company and the Trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-194653) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and the base prospectus contained in the Registration Statement used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the execution and delivery of this Agreement, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus contained in the Registration Statement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the execution and delivery of this Agreement, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:00 A.M., New York City time, on March 20, 2014 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined below) issued prior to the Applicable Time and the most recent preliminary prospectus that is distributed by the Underwriters to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering of the Securities that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) or (iv) the Final Term Sheet (as defined below).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B-1 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and each Date of Delivery (as defined below), if any, and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act Regulations has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request, if any, from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, at the time it was filed, complied and the Prospectus and any amendment or supplement thereto, as of their respective issue dates, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the time of its effectiveness, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, at the Closing Time and at any Date of Delivery, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the General Disclosure Package and the Prospectus, in the light of the circumstances under which they were made), not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first sentence of the first paragraph under the heading “Underwriting—Commissions and Discounts” and the information in the fifth, sixth and seventh sentences in the first paragraph under the heading “Underwriting—Price Stabilization, Short Positions” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations on the date of the first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the 1933 Act Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, provided that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule B-1.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, (D) at the date of this Agreement and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented. The supporting schedules, if any, included or incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements included therein. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, or related tenants, as the case may be, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations. The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the properties of the Company and its subsidiaries (the “Properties”) considered as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business, and (D) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as otherwise disclosed in the Registration

Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date hereof, the only subsidiaries of the Company are (A) the subsidiaries listed on Schedule D hereto and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus there are no, (i) shares of capital stock of the Company reserved for any purpose, (ii) outstanding securities convertible into or exchangeable for any shares of capital stock of the Company and (iii) outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) No Equity Awards. Except for grants disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted to any person or entity a stock option or other equity-based award of or to purchase Common Stock pursuant to an equity-based compensation plan or otherwise.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued or issuable under the Indenture and payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States of America.

(xv) Authorization of the Securities and the Common Stock. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The shares of Common Stock, if any, issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, and delivered in accordance with the provisions of the Securities and the Indenture, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(xvi) Description of the Securities, the Common Stock and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. The Common Stock conforms to all statements relating thereto contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xvii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xviii) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the Properties or any other properties, assets or operations of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of the Properties or any of their respective other properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities, the issuance of shares of Common Stock issuable upon conversion of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other properties, assets or operations of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, tenants, operators or borrowers, which, in either case, would result in a Material Adverse Effect.

(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the Company’s and its subsidiaries’ respective properties (including, without limitation, the Properties), assets or operations taken as a whole or the consummation of the transactions contemplated in this Agreement or the Indenture or the performance by the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xxi) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations under this Agreement or the Indenture, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Indenture, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiii) Possession of Licenses and Permits. The Company and its subsidiaries, and, to the knowledge of the Company, the tenants, operators and borrowers of the Company or its subsidiaries, possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary under applicable law to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries, and, to the knowledge of the Company, the tenants, operators and borrowers of the Company or its subsidiaries, are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of such Governmental Licenses of the Company and its subsidiaries, and, to the knowledge of the Company, the tenants, operators and borrowers of the Company or its subsidiaries, are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company or any of its subsidiaries, nor, to the knowledge of the Company, the tenants, operators or borrowers of the Company or its subsidiaries, has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv) Title to Property. (A) The Company, each of its subsidiaries or any joint venture in which the Company or any of its subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, have good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (2) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company, any of its subsidiaries or any Related Entity; (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company, any of its subsidiaries or any Related Entity owns any real property other than the Properties; (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, material to the business of the Company and its subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company, any of its subsidiaries or any Related Entity, and (1) no default or event of default has occurred under any ground lease, sublease or sub-sublease with respect to such Property and none of the Company, any of its subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and (2) none of the Company, any of its subsidiaries or any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, any of its subsidiaries or any Related Entity under any of the ground leases, subleases or sub-subleases mentioned above, or affecting or questioning the rights of the Company, any of its subsidiaries or any Related Entity to the continued possession of the leased, subleased or sub-subleased premises under any such ground lease, sublease or sub-sublease; (D) all liens, charges, encumbrances, claims or restrictions on any of the properties (including the Properties), assets or operations of the Company, any of its subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; (E) no tenant under any of the leases at the Properties has a right of first refusal or an option to purchase the premises demised under such lease, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (G) the mortgages and deeds of trust that encumber certain of the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than certain other Properties; and (H) none of the Company, any of its subsidiaries or any Related Entity or, to the knowledge of the Company, any lessee of any of the Properties is in default under any of the leases governing the Properties and none of the Company, any of its subsidiaries or any Related Entity knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxv) Joint Venture Agreements. Each of the partnership agreements, limited liability company agreements or other joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to one or more of the Properties, has been duly authorized, executed and delivered by the Company or its subsidiaries, as applicable, and constitutes the legal, valid and binding agreement thereof, enforceable in accordance with its terms, except, in each case, to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(xxvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxvii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, any of its subsidiaries, any of the Properties, or to the knowledge of the Company, any Related Entity, is in material violation of any Environmental Laws (as defined below), (B) the Company, its subsidiaries and the Properties, and, to the knowledge of the Company, the Related Entities, have all material permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Company, any of its subsidiaries or, to the Company’s knowledge, any Related Entity or otherwise with regard to the Properties, (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, the Company, any of its subsidiaries or any Related Entity, relating to Hazardous Materials or any Environmental Laws, and (E) none of the Properties is included or, to the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental body or agency having or claiming jurisdiction over such Properties pursuant to any other Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxviii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, the Company’s internal control over financial reporting. The auditors of the Company and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and its subsidiaries. The

Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxix) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxx) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2012 have been filed and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxi) ERISA. The Company is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability. The Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412, 403, 431, 432 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”). Each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect.

(xxxii) Business Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied, except where any such denial would not result in a Material Adverse Effect.

(xxxiii) Title Insurance. The Company and its subsidiaries and each Related Entity carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property, except where the absence of such insurance would not singly or in the aggregate result in a Material Adverse Effect.

(xxxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxv) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxvi) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or affiliate or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

(xxxvii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxviii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, affiliate of the Company or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxix) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any Underwriter or bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xl) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xli) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 1991, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code. The proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(xlii) Approval of Listing. The Common Stock of the Company is listed on the New York Stock Exchange and an application to have the shares of Common Stock, if any, to be issued upon conversion of the Securities approved for listing on the New York Stock Exchange has been submitted to the New York Stock Exchange by the Company, and, prior to the Closing Time, the shares of Common Stock, if any, to be issued upon conversion of the Securities will have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, at the time of completion of the offering of the Initial Securities.

(xliii) Distributions. (A) The Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (B) no subsidiary of the Company is prohibited, directly or indirectly, from making any distributions to the Company or any other subsidiary of the Company, from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company or any other subsidiary of the Company.

(xliv) Certain Relationships. No relationship, direct or indirect, exists between the Company, on the one hand, and the directors, officers, stockholders, partners, tenants, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xlv) No Ratings. No securities issued by or loans to the Company or any of its subsidiaries are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act).

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price set forth in Schedule A, the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall ensure that any sales or purchases are in authorized denominations.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $25,000,000 aggregate principal amount of Option Securities at the price set forth in Schedule A. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total aggregate principal amount of Option Securities then being purchased which the aggregate principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total aggregate principal amount of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c) Payment. Payment of the purchase price for, and delivery of certificates for or book entry credits representing, the Initial Securities shall be made at the offices of Sidley Austin LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of

Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, or book entry credits representing, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for or book entry credits representing the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the receipt by the Company of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act Regulations or the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including the documents incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to its proposed filing or use, and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the later of (i) the time when a prospectus relating to the Securities is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Securities, (ii) the Closing Time and (iii) the last day on which the exercise of the option described in Section 2(b) hereof may be settled and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the

Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities and the shares of Common Stock issuable upon conversion of the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities and the shares of Common Stock issuable upon conversion of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its reasonable best efforts to effect and maintain the listing subject to notice of issuance of issuance, of the shares of Common Stock, if any, issuable upon conversion of the Securities on the New York Stock Exchange.

(i) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus (the “Restricted Period”), the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and any shares of Common Stock delivered upon conversion of such Securities, (B) any shares of Common Stock issued or options to purchase Common

Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (C) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed in clause (i) above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, provided, however, that no such extension will apply if, within three business days prior to the 15th calendar day prior to the expiration date of the Restricted Period, the Company delivers a certificate, signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying on behalf of the Company that (i) the shares of Common Stock are “actively traded securities” (as defined in Regulation M), and (ii) the Company meets the requirements set forth in paragraph (a)(1) of Rule 139 promulgated under the Act. The Company will provide the Representatives and each individual subject to the Restricted Period pursuant to the lock-up letters described in Section 6(j) below with prior notice of any such announcement that gives rise to an extension of the Restricted Period.

(j) Reporting Requirements. The Company, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Final Term Sheet; Issuer Free Writing Prospectuses. The Company will prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule B-2 hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall reasonably object. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-1 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Absence of Manipulation. Except as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities or a violation of Regulation M under the 1934 Act.

(m) REIT Qualification. The Company will use its best efforts to meet the requirements to continue to qualify as a REIT, for its taxable year ending December 31, 2014 and the Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code thereafter until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(n) Compliance with the Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 that are in effect.

(o) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it is eligible to do so, a new automatic shelf registration statement relating to the Securities, in form and substance satisfactory to the Underwriters. If the Company is not eligible to file an automatic shelf registration statement at such time, the Company will, prior to the Renewal Deadline, file a new shelf registration statement on the proper form relating to the Securities, in form and substance satisfactory to the Underwriters, and use its reasonable best efforts to cause such new shelf registration statement to be declared effective as promptly as practicable after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(p) Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, when any Securities remain unsold by the Underwriters, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriters, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities, in form and substance satisfactory to the Underwriters, (iii) use its reasonable best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Underwriters of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

(q) The Company agrees to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of Common Stock upon conversion of the Securities.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the shares of Common Stock, if any, issuable upon conversion thereof, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee and any expenses of any transfer agent or registrar for the Securities or the Common Stock, if any, issuable upon conversion of the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of aircraft chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the shares of Common Stock issuable upon conversion of the Securities on the New York Stock Exchange, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii), and (xi) the fees and expenses of any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (xi) the fees of any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the 1934 Act). Except as expressly set forth in Section 4(a), Section 4(b), Section 6 and Section 7, the Underwriters shall pay their own expenses, including fees and disbursements of their counsel and other advisors.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters (or, in the case of Section 10, solely the non-defaulting Underwriters) for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act Regulations has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request, if any, from the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Locke Lord LLP and Venable LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A-1 and A-2, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request. In giving such opinion, such counsel may rely upon the opinion of Venable LLP, as to all matters governed by the laws of the State of Maryland, and, to the extent necessary, such other counsel for the Company referred to in Section 5(b) above. Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in or affecting the Properties considered as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act Regulations has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e) Accountant’s Comfort Letter from BDO USA, LLP. At the time of the execution of this Agreement, the Representatives shall have received from BDO USA, LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Accountant’s Comfort Letters from Ernst & Young LLP. At the time of the execution of this Agreement, the Representatives shall have received letters dated such date, in form and substance reasonably satisfactory to the Representatives, from Ernst & Young LLP, in their capacity as NHI Portfolio’s and Holiday AL Holding LP’s independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of each NHI Portfolio and Holiday AL Holding LP contained or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g) Company Chief Financial Officer’s Certificate. At the Closing Time, the Representative shall have received a certificate of the chief financial officer of the Company, dated as of the Closing Time, substantially in the form of Exhibit C hereto, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(h) Bring-down Comfort Letter from BDO USA, LLP. At the Closing Time, the Representatives shall have received from BDO USA, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Bring-down Comfort Letters from Ernst & Young LLP. At the Closing Time, the Representatives shall have received from Ernst & Young LLP letters, each dated as of the Closing Time, to the effect that they reaffirm the statements made in each of the letters furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Approval of Listing. At the Closing Time, the shares of Common Stock issuable upon conversion of the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Locke Lord LLP and Venable LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter from BDO USA, LLP. A letter from BDO USA, LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v) Bring-down Comfort Letter from Ernst & Young LLP. Letters from Ernst & Young LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in each letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m) Additional Documents. At the Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to issue the opinion required by Section 5(c) and, if applicable, Section 5(l)(iii) of this Agreement, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B or the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in or affecting the Properties considered as a whole or in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange (other than in connection with an event described in (iv) below), or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or, with respect to Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement or, with respect to each Date of Delivery, if any, which occurs after the Closing Time, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Wells Fargo Securities, LLC at 550 South Tyron Street, 5th Floor, Charlotte, North Carolina 28202, attention of Transaction Management (facsimile: (704) 410-0326), to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of ECM Legal (facsimile: (212) 230-8730), to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, attention: Equity Syndicate Desk (facsimile: (212) 622-8358); and notices to the Company shall be directed to it at 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, attention of J. Justin Hutchens (facsimile: (615) 225-3030).

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

NATIONAL HEALTH INVESTORS, INC.

By	/s/ Justin Hutchens
	Name:	Justin Hutchens
	Title:	CEO & President

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
J.P. MORGAN SECURITIES LLC

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Gray W. Hampton III
	Name:	Gray W. Hampton III
	Title:	Managing Director

By:	J.P. MORGAN SECURITIES LLC

By	/s/ Karin Ross
	Name:	Karin Ross
	Title:	Executive Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price for the Securities shall be 100% plus accrued interest, if any, from March 25, 2014.

The purchase price for the Securities to be paid by the several Underwriters shall be 97.25%

Name of Underwriter	Principal Amount of Initial Securities to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	53,200,000
J.P. Morgan Securities LLC	49,700,000
BMO Capital Markets Corp.	16,800,000
KeyBanc Capital Markets Inc.	23,100,000
Capital One Securities, Inc.	11,900,000
JMP Securities LLC	2,800,000
Regions Securities LLC	11,900,000
Stifel, Nicolaus & Company, Incorporated	5,600,000

Total	$175,000,000

Sch A-1

SCHEDULE B-1

Free Writing Prospectuses

Term sheet containing the terms of the Securities, substantially in the form of Schedule B-2.

Sch B - 2

SCHEDULE B-2

PRICING TERM SHEET	Issuer Free Writing Prospectus
Dated March 19, 2014	Dated March 19, 2014
Filed Pursuant to Rule 433
Registration Statement No. 333-194653
Supplementing the Preliminary
Prospectus Supplement
dated March 18, 2014 and the
Prospectus dated March 18, 2014

National Health Investors, Inc.

$175,000,000

3.25% Convertible Senior Notes due 2021

This pricing term sheet supplements National Health Investors, Inc.’s preliminary prospectus supplement, dated March 18, 2014 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, relating to the offering of the Notes (defined below), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars. Unless the context otherwise requires, references to “NHI” or the “Issuer,” “we,” “us” and “our” in this pricing term sheet mean National Health Investors, Inc. and not its subsidiaries.

Issuer:	National Health Investors, Inc.

Title of Securities:	3.25% Convertible Senior Notes due 2021 (the “Notes”)

Ticker / Exchange:	NHI / New York Stock Exchange (the “NYSE”)

Securities Offered:	$175 million principal amount of Notes (plus up to an additional $25 million principal amount if the underwriters exercise their option to purchase additional Notes to cover over-allotments, if any)

Maturity:	April 1, 2021, unless earlier repurchased by us or converted

Issue Price:	100%, plus accrued interest, if any, from March 25, 2014

Underwriting Discounts and Commissions:	2.75%

Use of Proceeds:	The Issuer estimates that the net proceeds from this offering will be approximately $169.3 million (or approximately $193.6 million if the underwriters exercise their option to purchase additional notes to

Sch B - 2

cover over-allotments, if any, in full), after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Issuer. The Issuer intends to use the net proceeds from this offering to reduce amounts outstanding under its revolving credit facility and for general working capital purposes. Affiliates of certain of the underwriters of this offering are lenders under our revolving credit facility and will receive their pro rata portions of amounts repaid thereunder with the net proceeds from this offering.

Interest:	3.25% per year. Interest will accrue from the date of issuance (which is scheduled for March 25, 2014)

Conversion Premium:	Approximately 20% above the NYSE last reported sale price on March 19, 2014

Interest Payment Dates:	Each April 1 and October 1, beginning on October 1, 2014

Interest Payment Record Dates:	Each March 15 and September 15, beginning on September 15, 2014

NYSE Last Reported Sale Price on March 19, 2014:	$59.84 per share of the Issuer’s common stock

Initial Conversion Rate:	13.9260 shares of the Issuer’s common stock for each $1,000 principal amount of Notes

Initial Conversion Price:	Approximately $71.81 per share of the Issuer’s common stock

Trade Date:	March 19, 2014

Expected Settlement Date:	March 25, 2014

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC

Co-Lead Managers:	BMO Capital Markets Corp. KeyBanc Capital Markets Inc.

Co-Managers:	Capital One Securities, Inc. JMP Securities LLC Regions Securities LLC Stifel, Nicolaus & Company, Incorporated

Sch B - 2

CUSIP / ISIN:	63633D AE4 / US63633DAE40

Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change:	The following table below sets forth the number of additional shares (as defined under “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change” in the Preliminary Prospectus Supplement) to be received per $1,000 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$59.84	$65.00	$71.81	$75.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00
March 19, 2014	2.7852	2.0575	1.3803	1.1447	0.8526	0.4687	0.2508	0.1267	0.0554	0.0161
April 1, 2015	2.7852	2.0575	1.3803	1.1447	0.8526	0.4687	0.2508	0.1250	0.0509	0.0118
April 1, 2016	2.7852	2.0575	1.3803	1.1447	0.8526	0.4687	0.2508	0.1149	0.0407	0.0060
April 1, 2017	2.7852	2.0575	1.3803	1.1447	0.8526	0.4687	0.2262	0.0916	0.0234	0.0010
April 1, 2018	2.7852	2.0575	1.3803	1.1447	0.8526	0.4151	0.1714	0.0519	0.0041	0.0000
April 1, 2019	2.7852	2.0575	1.3803	1.1130	0.7337	0.2866	0.0836	0.0063	0.0000	0.0000
April 1, 2020	2.7852	2.0431	1.0801	0.7729	0.4317	0.0906	0.0014	0.0000	0.0000	0.0000
April 1, 2021	2.7852	1.4586	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $130.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•	if the stock price is less than $59.84 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make-whole fundamental change to exceed 16.7112 shares of our common stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

General

This communication is intended for the sole use of the person to whom it is provided by the sender.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The issuer has filed a registration statement (including a prospectus, dated March 18, 2014, and a preliminary prospectus supplement, dated March 18, 2014) with the Securities and Exchange

Sch B - 2

Commission, or SEC, for the offering of the Notes. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus and the other documents the issuer has filed with the SEC for more complete information about the issuer and the offering of the Notes. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, the underwriters or any dealer participating in the offering of the Notes will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by contacting BofA Merrill Lynch at 866-500-5408; or J.P. Morgan Securities LLC at 866-803-9204.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch B - 2

SCHEDULE C

List of Persons and Entities Subject to Lock-up

W. Andrew Adams

Robert A. McCabe, Jr.

Robert T. Webb

J. Justin Hutchens

James R. Jobe

Roger R. Hopkins

Kristin S. Gaines

Sch B - 2

SCHEDULE D

NHI Subsidiary:	State of Formation:

NHI/REIT, Inc.	Maryland
Florida Holdings IV, LLC	Delaware
Orangeburg Nursing Home, Inc.	Georgia
NHI/Anderson, LLC	Delaware
NHI/Laurens, LLC	Delaware
Texas NHI Investors, LLC	Texas
NHI of Paris, LLC	Delaware
NHI of San Antonio, LLC	Delaware
NHI of East Houston, LLC	Delaware
NHI of Northwest Houston, LLC	Delaware
NHI REIT of Alabama, L.P. (f/k/a NHI of Alabama, Ltd.)	Alabama
NHI-REIT of Arizona, Limited Partnership	Arizona
NHI-REIT of California, LP	California
NHI/REIT of Florida, L.P. (f/k/a NHI of Florida, Ltd.)	Florida
NHI-REIT of Florida, LLC	Delaware
NHI-REIT of Georgia, L.P. (f/k/a NHI of Georgia L.P.)	Georgia
NHI-REIT of Idaho, L.P.	Idaho
NHI of Kansas, L.P.	Kansas
NHI-REIT of Minnesota, LLC	Delaware
NHI-REIT of Missouri, LP (f/k/a NHI of Missouri, L.P.)	Missouri
NHI-REIT of Northeast, LLC	Delaware
NHI-REIT of New Jersey, L.P.	New Jersey
NHI-REIT of Pennsylvania, L.P.	Pennsylvania
NHI-REIT of South Carolina, L.P. (f/k/a NHI of South Carolina, L.P.)	South Carolina
NHI-REIT of Tennessee, LLC	Tennessee
NHI-REIT of Texas, L.P.	Texas
NHI-REIT of Virginia, L.P. (f/k/a NHI of Virginia, L.P.)	Virginia
NHI Selah Properties, LLC	Delaware
NHI of Ennis, LLC	Delaware
NHI of Greenville, LLC	Delaware
NHI of North Houston, LLC	Delaware
NHI of West Houston, LLC	Delaware
NHI-REIT of Washington, LLC	Delaware
International Health Investors, Inc.	Maryland
NHI of Kyle, LLC	Delaware
NHI-SS TRS, LLC	Delaware
NHI PropCo, LLC	Delaware
NHI PropCo Development, LLC	Delaware
NHI-REIT of Oregon, LLC	Delaware

Sch D-1

NHI-REIT of Wisconsin, LLC	Delaware
NHI-REIT of Ohio, LLC	Delaware
NHI-REIT of Maryland, LLC	Delaware
NHI-REIT of Next House, LLC	Delaware
NHI-Bickford RE, LLC	Delaware
Myrtle Beach Retirement Residence, LLC	Oregon
Voorheese Retirement Residence, LLC	Oregon
Bickford at Mission Springs I, L.L.C.	Kansas
Bickford at Mission Springs II, L.L.C.	Kansas
Bickford of Overland Park, L.L.C.	Kansas
Cedar Falls Bickford Cottage, L.L.C.	Kansas
Cedar Falls Bickford Cottage Opco, LLC	Kansas
Grand Island Bickford Cottage, L.L.C.	Kansas
Grand Island Bickford Cottage Opco, LLC	Kansas
Wabash Bickford Cottage, L.L.C.	Kansas
Wabash Bickford Cottage Opco, LLC	Kansas
Bickford of Crown Point, LLC	Kansas
Bickford Master II, L.L.C.	Kansas
Battle Creek Bickford Cottage, L.L.C.	Kansas
Bickford of Carmel, LLC	Kansas
Bickford of Greenwood, LLC	Kansas
Bickford at Mission Springs I Opco LLC	Kansas
Bickford at Mission Springs II Opco LLC	Kansas
Bickford of Overland Park Opco LLC	Kansas
Clinton Bickford Cottage, L.L.C.	Kansas
Iowa City Bickford Cottage, L.L.C.	Kansas
Lafayette Bickford Cottage, L.L.C.	Kansas
Lansing Bickford Cottage, L.L.C.	Kansas
Midland Bickford Cottage, L.L.C.	Kansas
Peoria Bickford Cottage, L.L.C.	Kansas
Saginaw Bickford Cottage, L.L.C.	Kansas
Bickford Master I, L.L.C.	Kansas
Care YBE Subsidiary LLC	Delaware
Ames Bickford Cottage, L.L.C.	Kansas
Bourbonnais Bickford House, L.L.C.	Kansas
Burlington Bickford Cottage, L.L.C.	Kansas
Crawfordsville Bickford Cottage, L.L.C.	Kansas
Fort Dodge Bickford Cottage, L.L.C.	Kansas
Lincoln Bickford Cottage, L.L.C.	Kansas
Marshalltown Bickford Cottage, L.L.C.	Kansas
Moline Bickford Cottage, L.L.C.	Kansas
Muscatine Bickford Cottage, L.L.C.	Kansas
Omaha II Bickford Cottage, L.L.C.	Kansas
Quincy Bickford Cottage, L.L.C.	Kansas
Rockford Bickford House, L.L.C.	Kansas
Springfield Bickford House, L.L.C.	Kansas

Sch D-2

Urbandale Bickford Cottage, L.L.C.	Kansas
JV Landlord-Battle Creek, LLC	Delaware
JV Landlord-Clinton, LLC	Delaware
JV Landlord-Iowa City, LLC	Delaware
JV Landlord-Lansing, LLC	Delaware
JV Landlord-Midland, LLC	Delaware
JV Landlord-Peoria II, LLC	Delaware
JV Landlord-Saginaw, LLC	Delaware
JV Bickford Master Tenant, LLC	Kansas

Sch D-3

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ii) None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising under any contract to which the Company is a party which is known to us.

(iii) The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company arising under any contract to which the Company is a party which is known to us.

(iv) Each Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of our knowledge, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(v) The Registration Statement became effective under the 1933 Act and the 1933 Act Regulations; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act Regulations has been received by the Company, and no order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission or any other Governmental Entity.

(vi) The Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated or deemed to be incorporated by reference therein, and each amendment or supplement to the Registration Statement, the General Disclosure Package and the Prospectus, as of their respective effective or deemed effective or issue dates, other than

A-1-1

the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion, and the Statement of Eligibility of the Trustee on Form T-1 (the “Form T-1”), as to which we express no opinion, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(vii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion, when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(ix) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture which may be unenforceable, (e) requirements that a claim with respect to any debt securities issued or issuable under the Indenture and payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States of America or in foreign currencies (collectively, these qualifications and limitations are referred to herein as the “Enforceability Qualifications”).

(x) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(xi) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property, assets or operations of the Company or any subsidiary is subject, before or brought by any Governmental Entity, which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties, assets or operations thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(xii) The Notes have been duly authorized, executed and delivered by the Company and, when authenticated and delivered against payment of the purchase price therefor specified in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Qualifications, and each registered holder of Notes will be entitled to the benefits of the Indenture.

(xiii) The information in the Registration Statement, the General Disclosure Package and the Prospectus under “Certain U.S. Federal Income Tax Considerations”, “ERISA Considerations” and “Federal Income Tax Considerations and Consequences of Your Investment,” to the extent that it constitutes matters of law, summaries of legal matters, legal proceedings or legal conclusions, has been reviewed by us and is correct in all material respects.

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(xiv) All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity (other than under the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement, the Indenture or the Notes for the offering, issuance, sale or delivery of the Securities.

(xvi) The execution, delivery and performance of the Underwriting Agreement and the Indenture, and the consummation of the transactions contemplated in the Underwriting Agreement, and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the shares of Common Stock issuable upon conversion thereof, and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Underwriting Agreement and Indenture do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xvi) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any Governmental Entity.

(xvii) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xiiii) The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

(xix) The Securities have been authorized for listing by the New York Stock Exchange.

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(xx) The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 2010 through December 31, 2013, and the Company’s current organization and current and intended method of operation (as described in the Registration Statement, the General Disclosure Package and the Prospectus) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014 and for future taxable years.

(xxi) The statements set forth in the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities,” to the extent that such statements purport to describe certain provisions of the Indenture or the Notes, accurately describe such provisions in all material respects.

Although we are not passing upon and, except as otherwise set forth in this letter, do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the General Disclosure Package, including the documents incorporated or deemed to be incorporated by reference therein (other than as specified above), and any supplements or amendments thereto, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus and the General Disclosure Package, and any supplements or amendments thereto, and related matters were discussed and, on the basis of the foregoing, no facts have come to our attention that would lead us to believe that (1) the Registration Statement or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B, at the time such Registration Statement or any such amendment became effective or as of the “new effective date,” contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (3) the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we do not express any views as to any financial statements (including notes thereto), supporting schedules and other financial data included in the Registration Statement, the General Disclosure Package or the Prospectus, or with respect to the Form T-1.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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Exhibit A-2

FORM OF OPINION OF COMPANY’S MARYLAND COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i) The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

(ii) The Company has corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Summary—Our Company” and “The Company” and to enter into and perform its obligations under the Underwriting Agreement and the Indenture.

(iii) The authorized stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock We May Offer.” Based solely on a certificate executed by an officer of the Company and any facts otherwise known to us, the Company has not issued any outstanding securities convertible into or exchangeable for, or any outstanding options, warrants or other rights to purchase or subscribe for, any shares of stock or other securities of the Company, except as described in the Registration Statement, the General Disclosure Package and the Prospectus. None of the outstanding shares of stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company arising under the Maryland General Corporation Law (the “MGCL”) or the charter or bylaws of the Company.

(iv) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement. The shares of Common Stock issuable upon conversion of the Securities have been duly authorized for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be (assuming that upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of Common Stock that the Company is then authorized to issue under its charter) validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus under the caption “Description of Capital Stock We May Offer”.

(v) The issuance of the shares of Common Stock issuable upon conversion of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company arising under the MGCL or the charter or bylaws of the Company.

(vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(vii) The Indenture has been duly authorized, executed and delivered by the Company.

(viii) The form of certificate used to represent the Common Stock complies in all material respects with all applicable requirements of the MGCL and the charter and bylaws of the Company.

(ix) The information in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Securities We May Offer—Description of Capital Stock We May Offer” and “Certain Provisions of Maryland Law and NHI’s Charter and Bylaws,” in the Company’s Annual Report on Form 10-K for the year ended December 31,

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2013 under the captions “Risk Factors—We have ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders” and “Risk Factors—We are subject to certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests” and in the Registration Statement under Item 15, to the extent that it relates to matters of Maryland law or the Company’s charter and bylaws, has been reviewed by us and is correct in all material respects.

(x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Maryland court or governmental authority having jurisdiction over the Company or any of its properties (other than as may be required under the securities or blue sky laws of the State of Maryland, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the Indenture for the offering, issuance, sale or delivery of the Securities.

(xi) The execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture, and the consummation by the Company of the transactions contemplated in the Underwriting Agreement and the Indenture and in the Registration Statement, including the issuance and sale of the Securities and the shares of Common Stock issuable upon conversion thereof, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and the compliance by the Company with its obligations under the Underwriting Agreement and the Indenture do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or result in any violation of (a) the charter or bylaws of the Company, (b) any Maryland law, statute, rule or regulation applicable to the Company or (c) so far as is known to us, any judgment, order, writ or decree of any Maryland court or governmental authority having jurisdiction over the Company or any of its properties.

In rendering such opinion, such Maryland counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent it deems proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(k)]

Exhibit B

March 19, 2014

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10170

As Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

Re:	Proposed Public Offering by National Health Investors, Inc.

Dear Sirs:

The undersigned, a stockholder [and an officer and/or director] of National Health Investors, Inc., a Maryland corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of $175,000,000 principal amount of its 3.25% Convertible Senior Notes due 2021 (the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the expiration of the 60-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 60-day lock-up period has expired.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the 60-day lock-up period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension; provided, however, that no such extension will apply if, within three business days prior to the 15th calendar day prior to the expiration date of the 60-day lock-up period, the Company delivers a certificate, signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying on behalf of the Company that (i) the shares of Common Stock are “actively traded securities” (as defined in Regulation M), and (ii) the Company meets the requirements set forth in paragraph (a)(I) of Rule 139 promulgated under the Securities Act of 1933, as amended. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the 60-day lock-up period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exhibit C

[FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER]

NATIONAL HEALTH INVESTORS, INC.

PRINCIPAL FINANCIAL OFFICER’S

CERTIFICATE

March 24, 2014

Reference is made to the Underwriting Agreement, dated March 19, 2014 (the “Underwriting Agreement), by and among National Health Investors, Inc. (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporate and J.P. Morgan Securities LLC (the “Representatives”), as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

I, Roger S. Hopkins, do hereby certify that I am the Company’s Principal Financial Officer and Chief Accounting Officer, and, in my capacity as Principal Financial Officer and Chief Accounting Officer, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify that:

1. I am providing this certificate in connection with the offering by the Company (the “Offering”) of $175,000,000 aggregate principal amount of the Company’s 3.25% Convertible Senior Notes (assuming the underwriters do not exercise their overallotment option) as described in that certain preliminary prospectus supplement, dated March 18, 2014 (the “Preliminary Prospectus Supplement”), and prospectus supplement, dated March 19, 2014 (the “Prospectus Supplement”), each as filed by the Company with the Securities and Exchange Commission as part of the Company’s registration statement on Form S-3 (No. 333-194653).

2. I am familiar with the accounting, operations and records systems of the Company.

3. I have read the Preliminary Prospectus Supplement and the Prospectus Supplement.

4. I have supervised the compilation of and reviewed the circled information provided on Exhibit A hereto from the Preliminary Prospectus Supplement and the Prospectus Supplement. With relation to the information provided on Exhibit A, I have compared the dollar and other amounts to the financial statements of the Company and amounts in analyses prepared by the Company from its accounting records and found them to be in agreement in all material respects; and such analysis, attached hereto as Exhibit B, is accurate in all material respects.

5. This certificate is to assist the Underwriters of the Offering in conducting and documenting the investigation of the affairs of the Company in connection with the Offering.

IN WITNESS WHEREOF, I have hereunto subscribed my name on the date first written above.

Name:	Roger S. Hopkins
Title:	Principal Financial Officer, Chief Accounting Officer